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                                                                   Exhibit 10.86

                                 FIRST AMENDMENT
                                     to the
                   EMPLOYMENT AGREEMENT, DATED OCTOBER 1, 1998
                                  by and among
                           SANTA FE GAMING CORPORATION
                                  ("Employer")
                                      -and-
                                 THOMAS K. LAND
                                  ("Employee")

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         The First Amendment relates to the certain Employment Agreement dated
October 1, 1998 ("Agreement") made and entered into on the 30th day of September 1998, by and among Santa Fe Gaming Corporation, a Nevada corporation and its affiliates ("Employer"), and Thomas K. Land ("Employee"). Capitalized terms not otherwise defined herein have the meanings specified in the Agreement.

                                   WITNESSETH:

         WHEREAS, Pioneer Finance Corp. ("PFC"), a subsidiary of Santa Fe Gaming Corporation ("SFGC"), did not pay the principal and accrued interest on its 13 1/2% First Mortgage Notes due December 1998 (13 1/2% Notes) at maturity, December 1, 1998 (the "Pioneer Default"). The 13 1/2% Notes are guaranteed by SFGC and secured by the assets of Pioneer Hotel, Inc.

         WHEREAS, in November 1998 PFC agreed to file for relief under Chapter 11 of the United States Bankruptcy Code and to seek confirmation of a plan of reorganization that provides for the issuance of amended notes in satisfaction of the 13 1/2% Notes pursuant to the terms set forth in the Offering Circular & Consent Solicitation, dated October 23, 1998, as amended ("Consent Solicitation"), and on January 14, 1999, involuntary petitions were filed under the United States Bankruptcy Code with respect to PFC and SFGC (the "Bankruptcy Events").

         WHEREAS, the Pioneer Default and the Bankruptcy Events trigger a termination of the Agreement pursuant to Sections 6(g) and 6(h), respectively, and obligate Employer to pay to Employee an amount equal to $92,500,00.

         WHEREAS, Employer and Employee desire to acknowledge Employer's obligation to pay to Employee $92,500.00 and to amend the Agreement to (i) provide that it is not terminated as a result of the Pioneer Default or the Bankruptcy Events and (ii) revise Section 6, as set forth herein.


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         NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises heretofore set forth, and intending to be legally bound hereby, Employer and Employee do hereby covenant and agree as follows:

         1. Employer hereby agrees to pay to Employee NINETY-TWO THOUSAND FIVE HUNDRED DOLLARS ($92,500.00) in satisfaction of amount payable under the Agreement as a result of the Pioneer Default and the Bankruptcy Events.

         2. The Pioneer Default and the Bankruptcy Events arising out of the Pioneer Default shall not cause a termination of the Agreement under Section 6.

         3.       Section 6 is amended by deleting clauses (g) and (h) thereof.

         4. The Agreement, as modified herein, shall remain in full force and effect.

         IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Amendment as of the year and date first written above.

EMPLOYER:

SANTA FE GAMING CORPORATION, a Nevada corporation



By:  /s/ Paul W. Lowden
   ---------------------------------------------------
      Paul W. Lowden, President



EMPLOYEE:



By:  /s/ Thomas K. Land
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      Thomas K. Land, Senior V.P. and Chief Financial Officer




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